                                                                EXHIBIT 10.13


                               AMENDED & RESTATED
                                      LEASE
                                      -----


           This Lease ("Lease") is made between NORTHERN AUTOMOTIVE CORPORATION, an Arizona Corporation, whose address is 645 East Missouri Avenue, Phoenix, AZ 85012 ("Tenant"), and Missouri Falls Associates Limited Partnership, an Arizona Limited Partnership, whose address is 645 East Missouri Avenue, Phoenix, AZ 85012, ("Landlord"), on this 23rd day of October, 1989.

           WHEREAS, on March 14, 1987, the parties entered into a lease agreement for certain office space located at 645 East Missouri Avenue in Phoenix, Arizona, which lease was amended by that certain lease Amendment I executed October 29, 1987 and that certain Amendment II executed October 28, 1987 ("Original Lease").

           WHEREAS, the parties desire to make certain modifications to the Original Lease as amended, and as so modified, to restate the Original Lease in its entirety;

           NOW, THEREFORE, the Original Lease is hereby amended and restated in its entirety, effective August 01, 1989, as follows:

1.         TERMS AND CONDITIONS:

           A. "LEASED PREMISES" shall mean on EXHIBIT A attached hereto and made a part thereof. The Leased Premises shall contain no less than 89,718 square feet, and shall include the third and fourth floors.

           B.         "BUILDING"  shall mean the office building  located at 645
                      E. Missouri Ave., Phoenix, Arizona and the real property on which it is located, as described in EXHIBIT B hereto and made a part hereof.

           C.         "LEASE COMMENCEMENT DATE" shall mean: 08/01/89.

           D. "LEASE TERM" shall mean the period beginning on the Lease Commencement Date and ending eight years thereafter. Any reference in this Lease to Lease term or the words "DURING THE TERM" or "THE TERM" shall all be deemed to include any extension thereof authorized under this lease.

           E. "BASE RENT" shall mean the following for the period indicated:

                                                  ANNUAL BASE RENT
                              MONTHLY          PER SQ. FT. OF TENANT'S
              PERIOD         BASE RENT          TOTAL SQUARE FOOTAGE
08/01/89 to 12/31/89            $ 76,931.20                         $13.08
- -----------------------    ----------------   ----------------------------
01/01/90 to 12/31/90              90,424.00                          15.36
- -----------------------    ----------------   ----------------------------
01/01/91 to 07/31/92             114,085.85                          15.24
- -----------------------    ----------------   ----------------------------
08/01/92 to 07/31/95             131,411.08                          17.52
- -----------------------    --------------     ----------------------------
08/01/95 to 07/31/99             141,679.68                          18.96
- -----------------------    ----------------   ----------------------------

- -----------------------    ----------------   ----------------------------

- -----------------------    ----------------   ----------------------------

- -----------------------    ----------------   ----------------------------

- -----------------------    ----------------   ----------------------------

                      Tenant currently occupies 70,669 square feet of the leased premises. Tenant may occupy all or part of the additional 19,049 square feet (The "Additional Expansion Space") prior to 01/01/91. If Tenant occupies any or all of the Additional Expansion Space prior to 01/01/91, Tenant shall be obligated to begin paying both Base Rent and its Pro Rata Share of Building Operating Costs upon occupancy at the rates provided herein for the space currently occupied.

           F. "TENANT'S TOTAL SQUARE FOOTAGE" shall mean approximately 89,718 rentable square feet which is calculated by adding together the hatched area shown on EXHIBIT A and Tenant's share of the "COMMON AREAS OF THE BUILDING"; "TOTAL BUILDING SQUARE FOOTAGE" shall mean 187,941 rentable square feet, which is calculated by adding together rentable square footage of the premises leasable in the Building and the Common Areas of the Building; and the "TENANT'S PRO RATA SHARE" shall mean 47.74% (Tenant's Total Square Footage divided by Total Building Square Footage). All measurements of rentable areas in the Building shall be computed by measuring from the inside of "PERMANENT OUTER BUILDING WALLS," hereinafter deemed to exclude from such measurement the thickness of any special surfacing materials such as paneling, furring strips, and carpet, or from the inside surface of the glass line where present to the inside of Permanent Outer Building Walls or the inside surface of the glass line where present. If such measurements are later discovered to be in conflict with the square footages stated above, this Lease shall be amended to provide for the actual square footages, and any covenants herein based upon ratios relating to such square footages shall likewise be modified; provided such amendment shall be retroactive.

           G.         "PERMITTED  PURPOSE" shall mean use of the Leased Premises
                      for  general  office  purposes  and  purposes   incidental
                      thereto.

           H.         "THE BROKER OF RECORD"                N/A


2.         USES:

           A. Tenant shall not, do or permit anything to be done in or about the Leased Premises, or bring or keep anything in the Leased Premises that may (i) increase the fire and extended coverage insurance premium upon the Building;
                      (ii) injure the Building; or (iii) constitute waste or be a nuisance, public or private, or menace to tenants of adjoining premises or anyone else.

           B. Landlord represents that a Certificate of Occupancy for the Leased Premises has been issued as of the Lease Commencement Date.

           C. Landlord warrants that as of the date of this Lease, the Leased Premises can be used for the Permitted Purpose. In the event the Leased Premises cannot be used for the Permitted Purpose at any time during the Lease Term, either Landlord or Tenant shall have the option to terminate this Lease, provided that the Lease shall not be so terminated if Landlord, within a period of ninety (90) days following the event which caused the Leased Premises not to be usable for the Permitted Purpose, restores the premises to that condition under which the Permitted Purpose can be used for the permitted purpose. If Landlord fails to restore the premises, Tenant shall have the right to use the Leased Premises for any other remaining lawful purpose, for so long as the Leased Premises are then capable of accommodating such uses.

                      Where this  paragraph  2C  conflicts  with  paragraph  11,
                      paragraph  11  will  control.   Where  this  paragraph  2C
                      conflicts with paragraph 14, paragraph 14 will control.

           D. Within 15 days following the request of Landlord, Tenant shall acknowledge in writing that it has examined the Leased Premises and accepts the same as being in the condition called for by this Lease, excepting latent defects, other items identified as not completed in accordance with this Lease, and minor construction finish items ("punchlist items") which shall be corrected or completed by Landlord as expeditiously as possible. In the event that a major defect or omission appears in the installation of the major building systems or structure, Landlord agrees to correct any such defect or omission.

           E. Tenant shall have a nonexclusive right with other tenants in the Building to use exterior common areas, exclusive of parking areas, outside of the Building, and located on the real estate legally described on EXHIBIT B, in accordance with Landlord's rules and regulations, as described in Paragraph 17 below.


3.         RENT:

           A. Tenant covenants and agrees to pay to Landlord during the term of this Lease, at the place specified by Landlord, the Base Rent, without deduction or setoff (unless authorized by this Lease), due and payable in advance on the first day of each month. Tenant also covenants and agrees to pay to Landlord Tenant's Pro Rata Share of Building Operating Costs as described in Paragraph 3B below. Base Rent and Tenant's Pro Rata Share of Building Operating Costs, together with other amounts which may be payable by Tenant to Landlord under this Lease, shall sometimes be referred to collectively as " RENT." Rent for any fractional calendar month shall be that proportion of the monthly installment which the number of days during such month bears to the total of days in the month. Rent not paid by the fifth day following written notice that such amount is past due shall be subject to a late charge of three (3%) of the amount due.

           B. In addition to Base Rent, Tenant shall pay Tenant's Pro Rata Share of "BUILDING OPERATING COSTS." Building Operating Costs shall mean all expenses, costs and disbursements which Landlord shall pay or become obligated to pay because of or in connection with the maintenance, repair and operation of the Building, including, but not limited to, real estate taxes and assessments, use, sales, or any other taxes (except income taxes) based on rents, personal property taxes on personal property used in the operation of this Building; Landlord's insurance, as described in Paragraph 6 below; utilities not separately metered to individual tenants; costs of leasing or amortization of energy reduction devices and systems, except those included in the building specifications and except those required during the first two years of the Lease Term; maintenance; repairs; redecorating of common areas; cost of roof renovation (which shall be amortized over its expected life and which shall not include roof replacement which occurs after the term or the first extension thereof); janitorial service; operating supplies; property management; Building Services; snow removal; landscaping; costs of leasing or amortizing plants, shrubs, trees, or flowers, and normal maintenance thereof; costs of leasing or amortizing wall hangings, fixtures, paintings, and statues; rubbish removal; tools and equipment used for the daily operation of the Building; air conditioning, heating and elevator repair and maintenance; resurfacing and restriping of parking areas; repair and replacement of car stops and signage; security; wages, payroll taxes, welfare and disability benefits reasonably incurred in the operation of the Building.

                     Notwithstanding the foregoing, Building Operating Costs shall expressly exclude: (a) cost of decorating, redecorating, or special cleaning, or other services not provided on a regular basis to all tenants of the Building;
                     (b) wages, salaries, fees and fringe benefits paid to administrative or executive personnel or officers or partners of Landlord, unless employed at competitive rates as independent contractors; (c) any charges for depreciation of the Building or equipment; (d) any interest or finance charges; (e) any charges for Landlord's income taxes, excess profit taxes, franchise taxes or similar taxes on Landlord's business; (f) all costs relating to activities conducted for the solicitation of and execution of leases of space in the Building; (g) any costs for which Tenant or other tenants in the Building are being charged other than pursuant to this Paragraph; (h) the costs of correcting defects in the construction of the Building or in the Building Equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear shall not be deemed defects for the purpose of this category; (i) the costs of any repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion thereof; (j) any insurance premium to the extent that Landlord is entitled to reimbursement therefore from Tenant or from any other tenant of the Building; (k) any costs for which Landlord is reimbursed by insurance, warranty, or other source of reimbursement; (1) the cost of any additions or capital improvements to the Building subsequent to original construction; (m) the cost of any repairs, alterations, additions, changes, replacements and other items which, under Generally Accepted Accounting Principles, are properly classified as capital expenditures to the extent that they upgrade or improve the Building, as opposed to replacement of existing items which have worn out; (n) any cost included in Building Operating Costs representing an. amount paid to a related corporation, entity or person which is in excess of the amount which would be paid in the absence of such relationship; (o) the cost of any work or service performed for or facilities furnished to any tenant of the Building to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant; and (p) the cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided herein to be borne at Landlord's expense.

           C. During the period 08/01/89 thru 07/31/90, Tenant shall be liable for Tenant's Pro Rata Share of Building Operating Costs, not to exceed $4.50 per square foot of the Tenant's total square footage. During the period 08/01/90 thru 07/31/91, Tenant shall be liable for Tenant's Pro Rata Share of Building Operating Costs, not to exceed $5.35 per square foot of Tenant's total square footage. During the period 08/01/91 thru 07/31/92, Tenant shall be liable for its entire Pro Rata Share of Building Operating Costs to the extent of all taxes, insurance and utilities, however, Tenant's liability for its Pro Rata Share of all other Building Operating Costs shall be limited to $2.00 per square foot of Tenants total Square Footage, increased annually thereafter by the percentage of increase in the Consumer Price Index of the U.S. Department of Labor Statistics (all urban consumer average) for each twelve
                      (12)
                      month period ("Lease Year") following Lease Commencement Date. The Index utilized shall be the Index last published for the Phoenix Metropolitan Area.

           D. Landlord shall make its best estimate as to the amount of Tenant's Pro Rata Share of Building Operating Costs, one-twelfth (1/12) of which shall be payable monthly, together with the monthly installment of Base Rent due and payable by Tenant. Within one-hundred-twenty (120) days after the beginning of each calendar year, Landlord shall give Tenant a statement of Landlord's Estimate of Building Operating Costs. As of the end of each calendar year, Landlord shall compute the actual costs of operating the Building for the previous twelve (12) month period (if the Building has been operating for less then 12 months, the costs of operating the Building for a year shall be determined by dividing the actual operating costs by the number of days of actual operation and multiplying by
                      365). Landlord shall deliver to Tenant notice of such cost and the amount due, if any, from Tenant as soon as possible of the year immediately subsequent to the year to which such costs relate. Tenant shall reimburse Landlord within thirty (30) days after notice of any deficiency between estimated operating costs and actual costs. In the event of overpayment by Tenant, Landlord shall apply the excess to the next successive installments of Rent due hereunder, unless there are no further Rent payments due from Tenant, in which case Landlord shall pay such excess to Tenant within thirty (30) days of such notice from Landlord.

                      Landlord shall, deliver to Tenant a written accounting showing how Building Operating Costs were calculated for the Building for each year. In the event Tenant objects to the statement of Building Operating Costs for any year, Tenant and Landlord agree to cooperate in good faith to resolve any such objection. The foregoing notwithstanding, Tenant shall in no way be relieved of its obligation to pay Tenant's Pro Rata Share of Building Operating Costs as calculated by Landlord during the period in which it is cooperating with Landlord to resolve any objections as provided herein, except that Tenant may withhold a reasonable amount in dispute until the dispute is resolved. Tenant or its representatives shall have the right, with reasonable notice, to examine the accounting records of Landlord during normal business hours. Should such examination reveal a variance of more than five percent (5%) from Landlord's accounting, Landlord agrees to reimburse Tenant for the verified cost of such examination.


4.         UTILITIES:

           Landlord shall provide to the Leased Premises the following utility services: water, sewer, electricity and gas. Utility charges for which separate billings are not available shall be treated as Building Operating Costs. If heat, light, water and any other utility services are supplied to and metered directly to the Leased Premises, Tenant shall pay the cost thereof, and make any required deposits related thereto. Separate additional charges may be made to Tenant, if Tenant, in Landlord's reasonable judgement, causes excessive utility system demands where such services are not separately metered. Landlord shall notify Tenant in writing of any such excessive utility demands prior to any charges being made, and if Tenant ceases to cause such excessive demands then no charges will be assessed. Landlord does not warrant that any of the utility services will be free from interruption caused by Unavoidable Delay, as. defined in Paragraph 23 below. Landlord warrants that other Tenants in the building will be charged for their excessive utility demands, if any, so that Tenant is not charged for more than its Pro Rata Share of normal utility costs for the building.

           Tenant shall pay for electricity that is separately metered from computer room and UPS Room.


5.         BUILDING SERVICES:

           Landlord agrees to maintain in good condition and repair and in first class manner all parking and exterior common areas, which maintenance shall include lighting, gardening, cleaning, sweeping, painting and window cleaning; and to provide for the Leased Premises and the Building such other services, including, but not limited to, elevator service, public restrooms, air-cooling, heating, and interior janitorial services, which interior janitorial services are listed on EXHIBIT D attached hereto and made a part hereof. Landlord shall maintain and repair the exterior of the Building, its structural portions and the roof. The services to be provided by Landlord according to this Paragraph 5 shall be deemed to be "BUILDING SERVICES". The cost of Building Services shall be considered a Building Operating Cost.

           Building Services shall be furnished by Landlord during normal working hours (from 7:00 a.m. to 6:00 p.m. weekdays, and from 7:00 a.m. to 1:00 p.m. on Saturdays), or at such other times as requested by Tenant, in which event, Tenant agrees to pay the additional cost, if any, reasonably allocated to Tenant, of providing Building Services, to the extent of Landlord's actual cost without markup, during such other times. Building Services furnished by Landlord shall be similar to building services customarily provided by landlords of first-class office buildings in the Phoenix, Arizona area.


6.         INSURANCE, INDEMNITY:

           A. Landlord shall secure and maintain throughout the term of this Lease the following insurance (the cost of which shall be a Building Operating Cost) in a form within Landlord's reasonable discretion:

                      (1)        Fire   insurance    with   extended    coverage
                                 endorsements attached in the amount of full replacement value of the Building;

                      (2) Comprehensive public liability insurance (including bodily injury and property damage insurance) for the Building; and in the amount of at least $5 million.

                      (3) Rental abatement insurance against abatement or loss of rent in case of fire or other casualty.

                      Landlord may, purchase such other insurance as required by its mortgage lenders and treat the cost thereof as a Building Operating Cost. Tenant shall be named as an additional insured on such insurance policy and Landlord shall supply Tenant with a certificate or certificates evidencing such insurance, which certificate or certificates shall provide Tenant thirty (30) days written notice prior to cancellation or reduction in amount of coverage.

           B. Tenant shall, at its own expense, procure and maintain throughout the term of this Lease:

                      (1) Comprehensive public liability insurance insuring Tenant's activities with respect to the Leased Premises against loss, damage or liability for personal injury or death,
                                 Landlord's damage to property or commercial loss occurring on or about the Leased Premises, in amounts no less than $1,000,000 combined single limit; and

                      (2) Workmen's compensation insurance in at least the statutory amounts with respect to any work or other operation in or about the Leased Premises.

                      Landlord and Landlord's mortgagee, if any, shall be named as additional insureds under such insurance and such insurance shall be primary and noncontributing with any insurance carried by Landlord. The liability insurance policy shall contain endorsements requiring thirty (30) days notice to Landlord prior to any cancellation or any reduction in amount of coverage. Tenant shall deliver to Landlord, as a condition precedent to its taking occupancy of the Leased Premises, a Certificate or Certificates evidencing such insurance.

           C. Except to the extent proceeds are paid from Landlord's insurance, Tenant shall indemnify and hold Landlord harmless from and against all demands, suits, fines, liabilities, losses, damages, costs and expenses (including legal expenses) which Landlord may incur or become liable for as a result of any breach by Tenant, its agents, employees, officers, contractors, invitees or licensees of the terms or covenants of this Lease.

7.         WAIVER OF SUBROGATION:

           Tenant and Landlord each release and relieve the other and waive its entire right of recovery against the other for loss or damage arising out of or incident to the perils of fire, explosion, or any other perils described in the "extended coverage" insurance endorsement covering the Building for losses which occur in, on or about the Leased Premises or the Building, whether due to the negligence of either party, their agents, employees, invitees or otherwise to the extent that said loss or damage is covered by collectable insurance. Tenant and Landlord agree that all policies of insurance obtained pursuant to Paragraph 6 above shall contain appropriate waiver of subrogation clauses.


8.         REPAIRS:

           Except for Building Services provided by Landlord, Tenant agrees to maintain in a clean, orderly and sanitary condition and keep in good repair, the interior of the Leased Premises, ordinary wear and tear excepted. Such maintenance and repair shall be at the sole cost of Tenant and shall include but not be limited to the maintenance and repair of floor covering, ceilings and walls, front and rear doors, and all interior glass on the Leased Premises. If Tenant fails to maintain or keep the Leased Premises in good repair and such failure continues for five days after written notice from Landlord, Landlord may perform any such required maintenance and repairs and the costs thereof shall be additional Rent payable by Tenant within ten (10) days of receipt of any invoice from Landlord.


9.         TENANT'S PROPERTY:

           Furnishings, trade fixtures and moveable equipment, if any, paid for and installed by Tenant, shall be the property of Tenant. On expiration of this Lease or at anytime during the term of this Lease, if there is then no Event of Default, Tenant may remove any such property and shall remove any such property if directed by Landlord. Tenant shall repair and reimburse Landlord for the cost of repairing any damage resulting from removal of Tenant's property. If Tenant fails to remove such property as required under this Lease, Landlord may do so and Landlord shall not be liable for any loss or damage to the property of Tenant which may occur during Landlord's removal thereof.


10.        IMPROVEMENTS AND ALTERATIONS BY TENANT

           Tenant acknowledges that the terms of this Lease contemplates the leasing of finished space and that Landlord is and will remain the owner of all Tenant improvements constructed by Landlord, regardless of when those improvements are or were constructed. Accordingly, Tenant acknowledges Landlord's right to control the design and construction of all Tenant improvements, including removing, altering and redesigning of existing Tenant improvements, and agrees that Landlord shall have the exclusive right to determine the person or firm to design and construct Tenant improvements under this Lease. Until a different person or firm is appointed pursuant to notice to the Tenant under this Lease, Landlord hereby designates FANWEST Development Company as the exclusive firm to provide design and construction services for Tenant improvements under this Lease.


11.        CASUALTY:

           If the Leased Premises or the Building are destroyed or damaged by fire, earthquake or other casualty to the extent that they are untenantable in whole or in part, then Landlord shall, except as provided below, proceed with reasonable diligence to rebuild and restore the Leased Premises or such part thereof as may be destroyed or damaged, and during the period of such rebuilding and restoration, this Lease shall remain in full force and effect, and Rent shall be abated in the same ratio as the square footage in the portion of the Leased Premises rendered untenantable, if any, shall bear to the total square footage in the Leased Premises. If Landlord shall reasonably determine that such destruction or damage cannot be rebuilt and restored within one-hundred-eighty (180) days, it shall so notify Tenant within sixty (60) days after the occurrence of such damage or destruction. In such event, either Landlord or Tenant may, within twenty (20) days after such notice, terminate this Lease. If neither party terminates this Lease during such twenty (20) day period, this Lease shall remain in effect and Landlord shall diligently proceed to rebuild and restore the Leased Premises, and Rent shall abate as set forth above.

           Anything to the contrary notwithstanding, in the event the Leased Premises are rendered untenantable due to the fault or neglect of Tenant, its agents, employees, visitors or licensees, there shall be no abatement of Rent as provided above, except to the extent such loss of Rent shall be payable from the proceeds of the rental abatement insurance maintained by Landlord in accordance with Paragraph 6 above.


12.        ASSIGNMENT, LETTING AND SUBLETTING:

           A. Tenant, its legal representatives and successors in interest shall have the right to assign, let or sublet or permit the assigning, letting or subletting of this Lease, the Leased Premises or any part thereof, respectively, without first obtaining the written consent of Landlord. Any such assignment, letting or subletting shall be in conformance with the terms of the Lease, for a use which is permitted under the Lease, and shall not relieve Tenant from its obligations under this Lease. For the purpose of this section, an assignment, letting or subletting to any governmental agency will not be deemed to be in conformance with the terms of the Lease, and the written consent of Landlord, which may be withheld in Landlord's sole discretion, shall be required prior to any such assignment, letting or subletting.


           B. Tenant may, from time to time during the term of this Lease, without consent of Landlord, place a mortgage or deed of trust upon Tenant's leasehold estate and rights hereunder as security for payment of an indebtedness. Any such mortgage or deed of trust shall be a lien upon only Tenant's leasehold estate hereunder and shall not be a lien upon Landlord's reversionary (including fee) interest in the Leased Premises.

                      When giving notice to Tenant with respect to any default hereunder, Landlord shall also serve a copy of such notice upon any such lender of Tenant (herein referred to as "MORTGAGEE"); provided such Mortgagee has given Landlord written notice of its interest in the Leased Premises and provided Landlord with its address for any such notice. No such notice of default shall be deemed to have been given to Tenant unless and until such notice shall have been delivered to Mortgagee as provided in the previous sentence.

                      In case Tenant shall default in the performance of any of the terms, covenants, agreements and conditions of this Lease on Tenant's part to be performed, any such Mortgagee shall have the right, within the grace period available to Tenant, plus an additional ten (10) days beyond said grace period, for curing such default, to cure or make good such default or to cause the same to be cured or made good, provided however, if the Mortgagee has cured any default which can be cured by the payment of money within the 10 day period described above, the Mortgagee shall have a reasonable time in which to cure any non-monetary default of Tenant, so long as such time period does hot extend beyond 6 months from the Mortgagees receipt of notice of an Event of Default (as defined in Paragraph 21), and so long as Mortgagee is attempting to cure the default with due diligence.


13.        LIEN:

           Tenant shall keep the Leased Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant, provided, however, that Tenant shall have the right to contest any such liens so long as Tenant obtains, within 30 days following attachment of' the lien, a commitment for Title Insurance in favor of Landlord insuring over the lien or so long as Tenant provides a bond securing payment of the lien.

14.        CONDEMNATION:

           If the whole or any part of the Leased Premises shall be taken under power of eminent domain or like power, or sold under imminent threat thereof to any public authority or private entity having such power, this Lease shall terminate as to the part of the Leased Premises so taken or sold, effective as of the date possession is required to be delivered to such authority or entity. Rent for the remaining term shall be reduced in the proportion that the Total Square Footage of the Leased Premises is reduced by the taking. If a partial taking or sale of the Building or the Leased Premises (i) substantially reduces the area of the Leased Premises resulting in a substantial inability of Tenant to use the Leased Premises for Tenant's business purposes, or (ii) renders the Building unviable to Landlord, Tenant in the case of (i), or Landlord in the case of (ii) may terminate this Lease by notice to the other party within thirty (30) days after the terminating party receives a written notice of the portion to be taken or sold, to be effective 'when the portion is taken or sold. All condemnation awards and similar payments shall be paid and belong to Landlord, except any amounts awarded or paid specifically for Tenant's trade fixtures and relocation costs, provided such awards do not reduce Landlord's award. Nothing contained herein shall diminish Tenant's right to deal on its own behalf with the condemning authority.


15.        CONSTRUCTION CONDITIONS:

           A. Landlord shall construct the improvements (the "IMPROVEMENTS") to the Additional Expansion Space, pursuant to the Work Letter attached hereto as Exhibit C in a good and workmanlike manner substantially in accordance with agreed plans and specifications. The expense of constructing the improvements shall be borne as provided in the Work Letter.

           B. Landlord shall bear the risk of loss to the Improvements for any Space of the Leased Premises until the Lease Commencement Date for that Space occurs. Tenant may inspect the Improvements at reasonable times so long as such inspections do not interfere with Landlord's construction activities. Tenant shall not exercise any control over the persons performing construction activities on the Leased Premises.

           C. To the extent-that Paragraph 15 or Paragraph 16 below conflicts with the Work Letter, the Work Letter shall take control.


16.        OCCUPANCY, LEASE COMMENCEMENT DATE:

           The Additional Expansion Space shall be ready for occupancy on such dates that the improvements are substantially completed in accordance with Paragraph 15 above, subject only to items which will not materially affect the use of Additional Expansion Space for the Permitted Purposes. Prior to occupying the Additional Expansion Space, Tenant shall execute and deliver to Landlord a letter in the form attached hereto and made a part hereof as EXHIBIT E , acknowledging the Date of-Occupancy of the Additional Expansion Space.

17.        RULES AND REGULATIONS:

           Tenant covenants that Tenant and its agents, employees, invitees, or those claiming under Tenant will at all times observe, perform and abide by all reasonable rules and regulations promulgated by Landlord, from time to time, as long as such rules and regulations do not conflict with any provision of this Lease. Tenant must first consent to any such modifications, which consent shall not be unreasonably withheld. Landlord's rules and regulations in effect on the date hereof are attached hereto and made a part hereof as EXHIBIT F.

18.        PARKING:

           Tenant and its employees and invitees shall have the non-exclusive privilege to use the surface parking in general areas reasonably designated by Landlord pursuant to the rules and regulations relating to parking adopted by Landlord from time to time. Tenant and its employees and invitees shall have the exclusive privilege to use 404 covered parking spaces, as shown on EXHIBIT A, pursuant to the rules and regulations relating to parking adopted by Landlord from time to time, pursuant to Paragraph 17 above.

           Tenant agrees not to overburden the surface parking facilities, if any, and agrees to cooperate with Landlord and other tenants in the use of such facilities. Landlord shall exert reasonable efforts to police and tow vehicles which are not authorized to park in spaces exclusively assigned to Tenant. Landlord may, at its own discretion, change the location of the parking spaces available to Tenant, its employees and invitees, provided that after such change, there shall be available to Tenant and its employees and invitees approximately the same number of spaces as available before the change, which spaces shall be located on the real estate legally described on EXHIBIT B. Landlord may at its own discretion valet park or implement an alternate parking plan, on said premises, provided that after such implementation there shall be made available to Tenant and its employees and invitees approximately the same number of spaces as available before the change.


19.        ACCESS:

           Tenant shall permit Landlord to enter the Leased Premises at reasonable times for the purpose of inspecting, altering and repairing the Leased Premises and ascertaining compliance by Tenant with the provisions of this Lease. Landlord may also show the Leased Premises to prospective Purchasers or renters during regular business hours and upon reasonable notice, provided that Landlord shall not unreasonably interfere with Tenant's business operations.

20.        SIGNS:

           All signs and symbols placed in the doors or windows or elsewhere about the Leased Premises, or upon any other part of the Building, including building directories, shall be subject to the approval of Landlord. Tenant shall be entitled to place signs within the interior of the Leased Premises without having first obtained Landlord's approval. Upon expiration of this Lease, all signs installed by Tenant shall be removed and any damage resulting therefrom shall be promptly repaired, or such removal and repair may be done by Landlord and the cost thereof charged to Tenant as Rent hereunder.


21.        TENANT'S DEFAULT:

           It shall be an "Event of Default" if (i) Tenant shall fail to pay any monthly installment of Rent or any other charge or payment required of Tenant hereunder within five (5) days of written notice; (ii) Tenant shall violate or fail to perform any of the other conditions, covenants or agreements herein made by Tenant, and such violation or failure shall continue for a period of fifteen (15) days after written notice thereof to Tenant by Landlord; (iii) Tenant shall make a general assignment for the benefit of its creditors or shall file a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief;

           (iv) a proceeding is filed against Tenant seeking any relief mentioned in (iii) above which is not dismissed within thirty (30) days after filing; (v) a trustee, receiver or liquidator shall be appointed for Tenant or a substantial part of its property; (vi) Tenant shall default in any obligation which Tenant may have to Landlord pursuant to the Loan Agreement of even date herewith by and between the parties hereto.

           If an Event of Default occurs, then Landlord may either: (i) give Tenant written notice of Landlord's intention to terminate this Lease on the date of such given notice or any later date specified therein, and on such specified date Tenant's right to possession of the Leased Premises shall cease and this Lease shall thereupon be terminated; or (ii) without further notice, reenter and take possession of the Leased Premises, or any part thereof, without authorization of any court, and repossess the same as of Landlord's former estate, and expel Tenant and those claiming through or under Tenant, and remove the effects of either or both without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent, preceding breaches of covenants, or loss of profits. Should Landlord elect to reenter as provided herein, or should Landlord take possession pursuant to legal proceedings or any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Leased Premises or any part thereof, on behalf of Tenant for such term or terms and at such rent or rents, and upon such other terms and conditions, as Landlord may deem advisable in its sole discretion (including concessions, free rent, and payment of commissions) with the right to make alterations and repairs to the Leased

           Premises. No such reentry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease, unless a written notice of termination is given to Tenant by Landlord.

           In the event Landlord does not elect to terminate this Lease, but on the contrary elects to take possession, then such repossession shall not relieve Tenant of its obligations and liability under this Lease, all of which shall survive such repossession. In the event of such repossession, Tenant shall pay to Landlord as Rent all Rent which would be payable hereunder if such repossession had not occurred, less the net proceeds, if any, of any reletting or the value of Landlord's use, if any, of the Leased Premises after deducting a11 of Landlord's expenses in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, expenses of employees, costs of alterations, expenses of preparation for reletting, rental concessions and free rent.

           Tenant shall pay such Rent to Landlord on the days on which the Rent would have been payable hereunder if possession had not been retaken.

           If, however, this Lease is terminated by Landlord, Landlord shall be entitled to recover such damages from Tenant to which it may be entitled in Law or in Equity, including all of Landlord's costs of reletting the Leased Premises, including repair, alteration, and preparation of Leased Premises for reletting, brokerage commissions, attorneys' fees, rental concessions, and free rent. Said amount shall be immediately due and payable by Tenant to Landlord. Any amount, due to Landlord hereunder may be collected after termination, but prior to the original expiration of the Lease Term.

22.        REMOVAL OF PROPERTY:

           In an Event of Default, Landlord shall have the right, but not the obligation, to remove from the Leased Premises all personal property, fixtures, furnishings and other property located therein, and to store such property in any place selected by Landlord, including, but not limited to, a public warehouse, at the expense and risk of the owners thereof, with the right to sell such stored property seven (7) days after notice to Tenant, after it has been stored for a period of thirty (30) days or more. The proceeds of such sale shall be applied first to the cost of such sale, second to the payment of the charges for storage, if any, and third to the payment of other sums of money which may then be due from Tenant to Landlord under any of the terms hereof, the balance, if any, to be paid to Tenant.

23.        QUIET ENJOYMENT, INABILITY TO PERFORM:

           A. If, and so long as, Tenant pays Rent and keeps and performs each and every term, covenant and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Leased Premises without hindrance
                      or  molestation   by  Landlord,   subject  to  the  terms,
                      covenants and conditions of this Lease and the Superior Instruments, as defined and provided in Paragraph 35 below.

           B. Landlord shall pay all taxes and assessments so as not to jeopardize Tenant's use of the Leased Premises. The foregoing notwithstanding, Landlord shall be entitled to contest any tax or assessment which it deems to be improperly levied against the

                      Building so long as Tenant's use of the Leased Premises is not interfered with.

           C. Except as provided in this Lease, this Lease and the obligations of Tenant to pay Rent and perform all of the terms, covenants and conditions on the part of

                      Tenant to be performed shall in no way be affected, impaired or excused because Landlord, due to Unavoidable Delay, is (a) unable to fulfill any of its obligations under this Lease, or (b) unable to supply or delayed in supplying any service expressly or implied to be supplied, or (c) unable to make or delayed in making any repairs, replacements, additions, alterations or decorations, or
                      (d) unable to supply or delayed in supplying any equipment or fixtures. Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible.

                      "UNAVOIDABLE DELAY" shall mean any and all delays beyond Landlord's reasonable control, including without limitation, delay caused by Tenant, governmental restrictions, governmental regulations or controls, undue delays by governmental authorities, order of civil, military, or naval authority, governmental preemption, strikes, labor disputes, lockouts, shortage of labor or materials, inability to obtain materials or reasonable substitutes therefor, default of any contractor or subcontractor, acts of God, fire, earthquake, floods, explosions, actions of the elements, extreme weather conditions, enemy action, civil commotion, riot or insurrection, delays in obtaining governmental permits or approvals or any other cause beyond Landlord's reasonable control.


24.        HOLD OVER TENANCY:

           If (without execution of a new lease or written extension) Tenant shall hold over after the expiration of the term of this Lease, Tenant may, at Landlord's election, be deemed to be occupying the Leased Premises as a tenant from month to month, which tenancy may be terminated as provided by law. During such tenancy, Tenant agrees to pay to Landlord Tenant's Pro Rata Share of Building Operating Costs and 200% of the then current Base Rent, as set forth herein, unless a different rate is agreed upon, and to be bound by all of the terms, covenants and conditions as herein specified, so far as applicable. The foregoing notwithstanding, in the event Landlord and Tenant are negotiating in good faith over the extension of the Lease Term for a period exceeding the renewal period contemplated in

           Paragraph 40 of the Lease, Tenant shall pay Rent at the same rate as was due during the then current renewal period, for a period not to exceed sixty (6O) days following the termination date of such renewal period. At the end of such sixty (60) day period, Tenant agrees to pay to Landlord Tenant's Pro Rata Share of Building Operating Costs and 200% of the then current Base Rent until Tenant's occupancy is terminated.

25.        ATTORNEYS' FEES:

           In the event either party requires the services of an attorney in connection with bringing suit to enforce the terms of this Lease, or for the breach of any covenant or condition of this Lease, or for the restitution of the Leased Premises to Landlord and/or eviction of Tenant during said term, or after the expiration thereof, the party prevailing in any such legal action shall be entitled to an award for all legal costs and expenses, including, but not limited to, a reasonable sum for attorneys' fees.


26.        AMENDMENT, WAIVER:

           This Lease constitutes the entire agreement between the parties. This Lease shall not be amended or modified except in writing by both parties. No covenant or term of this Lease shall be waived except with the express written consent of the waiving party whose forbearance or indulgence in any regard shall not constitute a waiver of such covenant or term. Failure to exercise any right in one or more instances shall not be construed as a waiver of the right to strict performance or as an amendment to this Lease.


27.        NOTICES:

           All notices required by this Lease shall be in writing, sealed in an envelope and delivered in person, or mailed by U.S. Registered or Certified Mail, return receipt requested, postage prepaid to the addresses specified below:

           A.        If intended for Landlord:
                     Missouri Falls Associates Limited Partnership 645 East Missouri Avenue
                     Phoenix, Arizona 85012

           B.        If intended for Tenant:

                     Northern Automotive Corporation
                     645 East Missouri Avenue Phoenix, Arizona 85012
                     Attn: Vice President and General Counsel

                     or to such other addresses as either party designates by notice, as provided in this paragraph, to the other party, from time to time. Notice shall be effective as of the date delivered in person or the date on which such delivery is rejected.


28.        BINDING EFFECT, GENDER:

           Subject to the provisions in Paragraph 12, this Lease shall be binding upon and inure to the benefit of the parties and their successors and assigns. It is understood and agreed that the terms "Landlord" and "Tenant" and verbs and pronouns in the singular number are uniformly used throughout this Lease regardless of gender, number or fact of incorporation of the parties hereto.


29.        ADDENDA AND ATTACHMENTS:

           The typewritten addenda, exhibits or supplemental provisions, if any,
           attached   or  added   hereto,   are  made  a  part  of  this   Lease
           by reference   and  the  terms  thereof  shall  control  over  any
           inconsistent provisions in the paragraphs of this Lease.


30.        LIMITATION OF LANDLORD'S LIABILITY:

           The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, or shareholders of Landlord, and Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of the Landlord for satisfaction of any liability in respect of this Lease and will not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for such satisfaction or for any deficiency judgement should Tenant be unable to satisfy any liability owed to it.

31.        LANDLORD'S DEFAULT:

           If Landlord defaults in performance of its obligation hereunder, Tenant shall have all remedies available at law or in equity.


32.        LANDLORD'S RESERVED RIGHTS:-

           Without notice and without liability to Tenant, Landlord shall have the right to:

                      (1) Change (i) the name of the Building and (ii) the street address of the Building if required to do so by an appropriate authority;

                      (2) Install and maintain reasonable signs on the exterior of the Building;

                      (3) Grant utility easements or other easements to such parties, or replat, subdivide or make such other changes in the legal status of the land underlying the Building, as Landlord shall deem necessary, provided such grant or changes do not substantially or materially interfere with Tenant's use of the Leased Premises as intended under this Lease; and

                      (4) Sell the Building and assign this Lease to the purchaser (and upon such assignment be released from all of its obligations under this Lease which accrue after such assignment). Tenant agrees to attorn to such purchaser, or any other successor or assign of Landlord through foreclosure or deed in lieu of foreclosure or otherwise and to recognize such person as Landlord under this Lease.


33.        OFFSET STATEMENT:

           Within twenty (20) days after request therefor by Landlord, its agents, successors or assigns, Tenant shall deliver, in recordable form, a certificate to any proposed mortgagee or purchaser, or to Landlord, together with a true and correct copy of this Lease, certifying, if applicable (i) that this Lease is in full force and effect, without modification, (ii) the amount, if any, of prepaid rent and security deposit paid by Tenant to Landlord, (iii) that
           Landlord to the best of Tenant's knowledge, as of the date of the certificate, has performed all of its obligations due to be performed under this Lease and that there are no defenses, counterclaims, deductions or offsets outstanding, or other excuses for Tenant's performance under this Lease, or stating those claimed by Tenant, and
           (iv) any other fact reasonably requested by Landlord or such proposed mortgagee or purchaser, which does not modify or conflict with Tenant's rights under this Lease. Tenant's failure to deliver said statement in time shall be conclusive upon Tenant: (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim defenses or deduction against Rent or Landlord hereunder; and (c) that no more than one period's Rent has been paid in advance.


34.        ACCORD AND SATISFACTION:

           No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease will give rise to, or support, or constitute an accord and satisfaction, notwithstanding any accompanying statement, instruction or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless Landlord expressly agrees to an accord and satisfaction in a separate writing duly executed by the appropriate persons. Landlord may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary. Landlord will be entitled to treat any such payments as being received on account of any item or items or Rent, interest, expense or damage due in connection herewith in such amounts and in such order as Landlord may determine at its sole option.


35.        SEVERABILITY:

           The parties intend this Lease to be legally valid and enforceable in accordance with all of its terms to the fullest extent permitted by law. If any term hereof shall be finally hold to be invalid or unenforceable, the parties agree that such term shall be stricken from this Lease, the same as if it never had been contained herein. Such invalidity or unenforceability shall not extend to or otherwise affect any other term of this Lease, and the unaffected terms hereof shall remain in full force and effect to the fullest extent permitted by law, the same as if such stricken term never had been contained herein.


36.        SUBORDINATION:

           The rights of Tenant hereunder are, and shall be, at the election of any mortgagee, subject and subordinate to the lien of any deeds of trust, mortgages, the encumbrance of any leasehold financing, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Building of which the Leased Premises are a part, and to all advances made, or hereafter to be made upon the security thereof (hereafter referred to as the "Superior Instruments". The foregoing notwithstanding, for any liens or Superior Instruments filed of record after the execution of this Lease, the rights of Tenant under this Lease shall not be subject or subordinated to such liens or Superior Instruments unless the holders thereof execute an agreement in form and substance similar to the agreement attached hereto as EXHIBIT G (the "Attornment and Nondisturbance Agreement"). If requested, Tenant agrees to execute
           whatever  reasonable  documentation  may  be   required  to  further
           effectuate the provisions of this paragraph.

           Tenant agrees to attorn to any purchaser of the Building, or any other successor or assign of Landlord through foreclosure or deed in lieu of foreclosure, in return for and upon delivery to Tenant by such purchaser or mortgagee, as the case may be, of an agreement substantially in the form of the Attornment and Nondisturbance Agreement, attached hereto as Exhibit G.

37.        TIME:

           Time is of the essence hereof.

38.        APPLICABLE LAW:

           This Lease shall be construed according to the laws of the State of Arizona and venue shall be in Maricopa County, Arizona.

39.        BROKER'S INDEMNIFICATION:

           As part of the consideration for the granting of this Lease, Tenant represents and warrants to Landlord that no broker or agent negotiated or was instrumental in the negotiation or consummation of this Lease except the Broker of Record, and Tenant agrees to indemnify Landlord against any loss, expenses, cost or liability incurred by Landlord as a result of a claim by any broker or finder claiming through Tenant.

40.        OPTION TO EXTEND:

           Landlord hereby grants Tenant two options to extend the term of the Lease for three five-year periods. Except as provided herein, each option is granted on the same terms and conditions provided for in the Lease, except for Rent and Lease term. The Base Rent for the extension periods shall be as follows:



                                                MONTHLY       ANNUAL BASE RENT
                             PERIOD            BASE RENT      PER SQUARE FOOT
First Option               08/01/99- 07/31/02               See subparagraph B

Second Option              08/01/02 - 07/31/07              See subparagraph C

           Monthly Base Rent is calculated on the space initially leased, and may be modified as a result of either a remeasurement of rentable area in the Building as provided in paragraph 1, or of additional space being leased by Tenant in accordance with Paragraph
           41. The above option terms shall apply to any such additional space leased by Tenant.

           Tenant must give notice of its intent to exercise each option granted herein within 180 days prior to expiration of the Lease Term then in effect. The options may not be exercised if Tenant is in default under this Lease.

           B. The Base rent shall be 95% of the then current Fair Market Rental Value (FMRV) as defined in Subparagraph 40D below, provided however, Base Rent shall be no less than $18.95 per square foot of Tenant's Total Square Footage and no more than $24.00 per square foot of Tenant's Total Square Footage.

           C. The Base Rent shall be 95% of the then current Fair Market Rental Value (FMRV) as defined in Subparagraph 40D below, provided however, Base Rent shall be no less than $24.00 per square foot of Tenant's Total Square Footage and no more than $28.00 per square foot of Tenant's Total Square Footage.

           D. Fair Market Rental Value (hereinafter referred to as "FMRV") as used in this Section shall be the Base Rent calculated at the then prevailing rate for similar space by a credit tenant in comparable buildings located within the Phoenix Metropolitan Area. Said FMRV shall be declared by Landlord in writing to Tenant not less than eight (8) months prior to the anniversary of the commencement of the extended term. Upon exercise of Tenant's option to extend the term as herein provided, Tenant shall notify Landlord in writing of its acceptance or rejection of such Base Rent. If within ten (10) days of Tenant's registering it's rejection of Landlord's declaration the parties have not agreed upon FMRV, it shall be established by arbitration under the rules of American Arbitration Association then in effect or by such other method, if any, as the parties may then agree upon. The parties hereto agree to prevail upon the American Arbitration Association, or such other party as may then be agreed upon, to select qualified real estate brokers, appraisers, or building managers to comprise the arbitration panel, and agree further that the FMRV established by the arbitration panel shall be binding. In the event the results of the arbitration are not known by the tenth anniversary of the Commencement Date, Tenant shall pay a rental equal to the Base Rent, as adjusted in accordance with
           Section 3 of the Lease, payable in the month immediately preceding the tenth anniversary of the Commencement Date (hereinafter defined as the "Interim Rent") from the tenth anniversary of the Commencement Date until such time as the FMRV has been established by the arbitration panel.

           Such FMRV shall be used to calculate the Base Rent which would have been payable by Tenant commencing from the tenth anniversary of the Commencement Date and ending on the date FMRV is established by arbitration, had FMRV been charged commencing on the tenth anniversary of the Commencement Date. From the Base Rent based on FMRV is greater than Interim Rent, Tenant shall pay the difference, in lump sum, on the first day of the month following the determination of FMRV, or in the event FMRV is less than Interim Rent, Landlord shall issue a credit for the difference against Base Rent otherwise payable on the first day of the month following determination of FMRV.


41.        RIGHT OF FIRST REFUSAL

           A. Provided that no event of default shall have occurred and be continuing, Tenant shall have a right of first refusal for any space in the Building. If Landlord intends to offer such space to a prospective tenant, Landlord shall, prior to execution of a lease, first notify Tenant in writing of the size and location of the space (hereafter referred to as the "Additional Premises"). Tenant shall have 10 days to notify Landlord in writing, of its election to exercise its right of first refusal. If Tenant fails to so notify Landlord or elects not to exercise the right of first refusal, its right to lease the Additional Premises shall terminate. If Tenant elects to exercise its right of first refusal, Tenant shall be obligated to lease the Additional Premises on the same terms and conditions as this lease except Landlord shall complete the premises substantially as required for the Additional Expansion Space.

                      1. The Term shall commence as of the date Tenant occupies such space and shall terminate upon expiration or earlier termination of the Term of this Lease;

                      2. Tenant's Pro Rata Share shall be recalculated to include the number of rentable square feet in the Additional Premises;

                      3.         Tenant shall be provided  parking  equal to one
                                 (1) parking space per 250 useable square feet of the Additional Premises.

                      4. In the event the prospective lease is for a term of five or more years and the offer is received or made during the last two years of the term of this Lease, Landlord shall notify Tenant of such offer as herein required, and, if Tenant desires to accept such offer, it must likewise agree to extend the term of this Lease for an additional option period. If no such periods exist, Tenant shall have no rights under this paragraph with respect to such offer.

                      5. Tenant shall not have the right to sublet Such Additional Space to the third party to whom the Landlord offered the space for a period for one (1) year after such offer.

           B.         This  right of first  refusal is not a  continuing  right.
                      Once Additional Premises is offered to Tenant and such right is not exercised by Tenant then landlord shall have no further obligation to offer such space to Tenant during the Term.

This Lease is executed as of the date first above written.



Subscribed and sworn before                   LANDLORD:
me this 1st of August
1989.                                         -------------------------------

- ------------------------------                -------------------------------
Notary Public
ATTEST:                                       By:
       -----------------------                   ----------------------------
                                              Its:
                                                 ----------------------------


Subscribed and sworn before me                TENANT:
this 12th of May
1989.                                         -------------------------------

- ------------------------------                -------------------------------


Notary Public
ATTEST:                                       By:
       -----------------------                   ----------------------------
ATTEST:                                       Its:
       -----------------------                   ----------------------------

                                              By:
                                                 ----------------------------
                                              Its:
                                                 ----------------------------